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                                                                    Exhibit 10.1


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                            STOCK PURCHASE AGREEMENT

                          DATED AS OF FEBRUARY 2, 1999

                                 BY AND BETWEEN

                            MAGNUM TECHNOLOGY LIMITED

                                (THE "PURCHASER")

                                       AND

                                 DSP GROUP, INC.

                                 (THE "COMPANY")


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


                                TABLE OF CONTENTS

                                                                                                                 PAGE

ARTICLE I Purchase and Sale of Common Stock.......................................................................1

         Section 1.1       Sale and Purchase......................................................................1
         Section 1.2       Purchase Price.........................................................................1
         Section 1.3       The Closing............................................................................1
         Section 1.3.1     Time and Place.........................................................................1
         Section 1.3.2     Actions to be taken by the Company.....................................................1
         Section 1.3.3     Actions to be taken by the Purchaser...................................................2

ARTICLE II Representations and Warranties.........................................................................2

         Section 2.1       Representation and Warranties of the Company...........................................2
                           (a)      Organization, Good Standing and Power.........................................2
                           (b)      Authorization; Enforcement....................................................2
                           (c)      Capitalization................................................................3
                           (d)      Issuance of Shares............................................................3
                           (e)      No Conflicts..................................................................4
                           (f)      Commission Documents, Financial Statements....................................4
                           (g)      Subsidiaries..................................................................5
                           (h)      [Omitted].....................................................................5
                           (i)      No Undisclosed Liabilities....................................................5
                           (j)      No Undisclosed Events or Circumstances........................................5
                           (k)      Indebtedness..................................................................6
                           (l)      Title to Assets...............................................................6
                           (m)      Actions Pending...............................................................6
                           (n)      Compliance with Law...........................................................6
                           (o)      Taxes.........................................................................7
                           (p)      Certain Fees..................................................................7
                           (q)      Disclosure....................................................................7
                           (r)      Intellectual Property; Operation of Business..................................7
                           (s)      Books and Records.............................................................8
                           (t)      Material Agreements...........................................................8
                           (u)      Transactions with Affiliates..................................................8
                           (v)      Securities Act of 1933........................................................8
                           (w)      Governmental Approvals........................................................8
                           (x)      Employees.....................................................................9
                           (y)      Absence of Certain Developments...............................................9
                           (z)      Use of Proceeds...............................................................9
                           (aa)     Public Utility Holding Company Act and Investment
                                    Company Act Status............................................................9
                           (bb)     Israeli Employment Benefits...................................................9
                           (cc)     Acknowledgment Regarding Purchaser's Purchase of Shares......................10

                           (dd)     Commitments..................................................................10
                           (ee)     "Material Adverse Effect"....................................................10
         Section 2.2       Representations and Warranties of the Purchaser.......................................10
                           (a)      Organization and Standing of the Purchaser...................................10
                           (b)      Authorization and Power......................................................10
                           (c)      No Conflicts.................................................................11
                           (d)      Acquisition for Investment...................................................11
                           (e)      Accredited Purchaser.........................................................12

ARTICLE III Covenants............................................................................................12

         Section 3.1       Securities Compliance.................................................................12
         Section 3.2       Registration and Listing..............................................................12
         Section 3.3       Registration Statement................................................................12
         Section 3.4       Compliance with Laws..................................................................13
         Section 3.5       Keeping of Records and Books of Account...............................................13
         Section 3.6       Reporting Requirements................................................................13
         Section 3.7       Covenants Regarding Board Representation..............................................13
         Section 3.8       Lockup Agreement......................................................................15
         Section 3.9       Amendments............................................................................15
         Section 3.10      Other Agreements......................................................................15
         Section 3.11      Purchaser's Filing of Schedule 13D....................................................15
         Section 3.12      Additional Purchases..................................................................15

ARTICLE IV Indemnification.......................................................................................16

         Section 4.1       General Indemnity.....................................................................16
         Section 4.2       Indemnification Procedure.............................................................16

ARTICLE V Miscellaneous..........................................................................................17

         Section 5.1       Fees and Expenses.....................................................................17
         Section 5.2       Specific Enforcement, Consent to Jurisdiction.........................................17
         Section 5.3       Entire Agreement; Amendment...........................................................18
         Section 5.4       Notices...............................................................................18
         Section 5.5       Waivers...............................................................................19
         Section 5.6       Headings..............................................................................19
         Section 5.7       Successors and Assigns................................................................19
         Section 5.8       No Third Party Beneficiaries..........................................................20
         Section 5.9       Governing Law.........................................................................20
         Section 5.10      Survival..............................................................................20
         Section 5.11      Counterparts..........................................................................20
         Section 5.12      Publicity.............................................................................20
         Section 5.13      Severability..........................................................................20
         Section 5.14      Further Assurances....................................................................21

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of February 2, 1998 by and between DSP GROUP, INC., a Delaware corporation (the "Company"), and MAGNUM TECHNOLOGY LIMITED, a British Virgin Islands corporation (the "Purchaser").

         For good and valid consideration, the sufficiency of which is acknowledged by the parties, the parties hereto agree as follows:

                                   ARTICLE I
                        PURCHASE AND SALE OF COMMON STOCK

         SECTION 1.1 SALE AND PURCHASE.

         Subject to the terms and conditions of this Agreement, the Company, on the Closing Date (as defined herein), is selling and issuing to the Purchaser and the Purchaser is purchasing from the Company, in reliance upon the representations, warranties and other terms and conditions of this Agreement, 2,300,000 shares of Common Stock of the Company (the "Shares").

         SECTION 1.2 PURCHASE PRICE.

         The purchase price for the Shares is thirty-four million five hundred thousand ($34,500,000) Dollars (the "Purchase Price"), and shall be paid by wire transfer to an account designated by the Company in writing.

         SECTION 1.3 THE CLOSING.

                  SECTION 1.3.1 TIME AND PLACE.

                  The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Parker Chapin Flattau & Klimpl LLP at 10: 00 a.m. New York City time on February 5, 1999 (the "Closing Date").

                  SECTION 1.3.2 ACTIONS TO BE TAKEN BY THE COMPANY.

         Subject to the representations and warranties of the Purchaser being true and correct in all material respects and the satisfaction of all actions taken by the Purchaser, on or before the Closing Date, the Company shall deliver to the Purchaser the following:

                           (a) stock certificates representing the Shares;

                           (b) a duly executed registration rights agreement in
the form annexed hereto as Exhibit A (the "Registration Rights Agreement");

                           (c) the opinion of Morrison & Foerster LLP, attorneys
for the Company, dated as of the date hereof substantially in the form of Exhibit B attached hereto; and

                           (d) the Certificate of Incorporation of the Company
(the "Certificate") and Bylaws of the Company (the "By-laws") as in effect on the date hereof and the resolutions of the Board of Directors of the Company, certified by the Secretary of the Company, authorizing the execution, delivery and performance of this Agreement and each of the other documents and instruments being executed and delivered by the Company herewith. Such resolutions of the Board of Directors of the Company shall include the election of two of the directors named in Section 3.7(a) herein.

                           (e) a certificate duly executed by an executive
officer of the Company certifying that the representations and warranties made as of the date hereof are true and correct in all material respects as of the Closing Date.

         SECTION 1.3.3 ACTIONS TO BE TAKEN BY THE PURCHASER.

         Subject to the representations and warranties of the Company being true and correct in all material respects and the satisfaction of all actions to be taken by the Company under Section 1.3.2, on the Closing Date, the Purchaser shall pay to the Company the Purchase Price.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.1 REPRESENTATION AND WARRANTIES OF THE COMPANY.

         The Company hereby makes the following representations and warranties to the Purchaser:

                  (a) ORGANIZATION, GOOD STANDING AND POWER.

         The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a material adverse effect on the Company's financial condition.

                  (b) AUTHORIZATION; ENFORCEMENT.

         The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

                  (c) CAPITALIZATION.

         The authorized capital stock of the Company is 20,000,000 shares of Common Stock and there are 9,432,520 shares thereof currently issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized. No shares of Common Stock are entitled to preemptive rights or registration rights and except as set forth on SCHEDULE 2.1(C) there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on SCHEDULE 2.1(C), there are no contracts, commitments, understandings, or arrangements by which the Company is bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company (such SCHEDULE 2.1 shall provide the exercise term, exercise price, vesting period, holders of such options and number of options granted to each holder). Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or
SCHEDULE 2.1(C) hereto, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and, to the best of the Company's knowledge, all applicable state securities laws, and no stockholder has a right of rescission or damages against the Company with respect thereto. The Company has furnished or made available to the Purchaser true and correct copies of the Certificate as in effect on the date hereof, and the Bylaws as in effect on the date hereof.

                  (d) ISSUANCE OF SHARES.

         The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock subject to the restrictions contained herein.

                  (e) NO CONFLICTS.

         The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated therein do not (i) violate any provision of the Company's Certificate or Bylaws,
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any material property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective material properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, the violation of which would have a Material Adverse Effect (as defined below). The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof.

                  (f) COMMISSION DOCUMENTS, FINANCIAL STATEMENTS.

         The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "Commission") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). As a result the Company is eligible to file a registration statement on Form S-3 with the Commission. The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 1997. As of their respective dates, the Form 10-K for the year ended December 31, 1997 and the Forms 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other Federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Form 10-K and the Forms 10-Q referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (g) SUBSIDIARIES.

         SCHEDULE 2.1(G) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

                  (h) [OMITTED]

                  (i) NO UNDISCLOSED LIABILITIES.

         Except as disclosed in the Commission Documents or on SCHEDULE 2.1(I) hereto, to the knowledge of the Company neither the Company nor any of its subsidiaries has incurred since December 31, 1997 any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would have a Material Adverse Effect.

                  (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES.

         Except as disclosed in the Commission Documents or on Schedule 2.1(j) hereto, to the knowledge of the Company since December 31, 1997, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, is reasonably likely to have a Material Adverse Effect,

                  (k) INDEBTEDNESS.

         SCHEDULE 2.2.1(K) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

                  (l) TITLE TO ASSETS.

         Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property having a value in excess of $100,000 and reflected in the Commission Documents free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on SCHEDULE 2.1(1) hereto or such that do not result in a Material Adverse Effect. All leases which require payments of at least $100,000 per year of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

                  (m) ACTIONS PENDING.

         There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on SCHEDULE 2.2.1(M) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary of the Company or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

                  (n) COMPLIANCE WITH LAW.

         The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable Federal, state and local governmental laws, rules, regulations and ordinances, domestic and foreign, except where the conduct of the business of the Company in violation of any of such laws, rules, regulations and ordinances could not reasonably result in a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (o) TAXES.

         The Company and each of the subsidiaries has accurately prepared and filed all Federal, state and other tax returns required by law, domestic and foreign, to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries of the Company for all current taxes and other charges to which the Company or any subsidiary of the Company is subject and which are not currently due and payable except where the failure to prepare and file such tax returns or the failure to pay or make provision for the payment of all such taxes could not reasonably result in a Material Adverse Effect. Except as disclosed on SCHEDULE 2.2.1(O) hereto, none of the Federal income tax returns of the Company or any subsidiary of the Company for the years subsequent to December 31, 1994 have been audited by the Internal Revenue Service or other foreign governmental tax agency. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company or any subsidiary of the Company for any period that would have a Material Adverse Effect, nor of any basis for any such assessment, adjustment or contingency.

                  (p) CERTAIN FEES.

         No brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary of the Company with respect to the transactions contemplated by this Agreement.

                  (q) DISCLOSURE.

         To the best of the Company's knowledge, neither this Agreement nor the Schedules hereto nor any of the Commission Documents furnished to the Purchaser by or on behalf of the Company or any subsidiary of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under and at the time at which they were made herein or therein, not misleading.

                  (r) INTELLECTUAL PROPERTY; OPERATION OF BUSINESS.

         In the conduct of its business as now conducted, the Company or a subsidiary of the Company owns or possesses all patents, know how, licenses and authorizations from third parties, ("Intellectual Property") free and clear of all liens, charges or encumbrances that are necessary. Neither the Company, nor its subsidiaries has received a notice of a claim of infringement relating to the Intellectual Property, except as set forth on Schedule

2.1(r) or knows of any reasonable basis for a claim that such an infringement or violation exists.

                  (s) BOOKS AND RECORDS.

         The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and its subsidiaries, the location of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary of the Company.

                  (t) MATERIAL AGREEMENTS.

         There is no agreement that has not been filed with the Commission as an exhibit to a registration statement or other applicable form the breach of which could cause a Material Adverse Effect.

                  (u) TRANSACTIONS WITH AFFILIATES.

         Except for employment agreements and consulting agreements, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $60,000 between (a) the Company, any subsidiary of the Company or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary of the Company or any member of the immediate family of such officer, director or stockholder or any corporation or other entity controlled by such officer, director or stockholder, or a member of the immediate family of such officer, director or stockholder.

                  (v) SECURITIES ACT OF 1933.

         The Company has complied and will comply with all applicable Federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder in order that the issuance and sale of the Shares will not be subject to the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

                  (w) GOVERNMENTAL APPROVALS.

         Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or Federal securities laws and/or other applicable laws of territories in which the Company conducts business (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to this Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

                  (x) EMPLOYEES.

         Neither the Company nor any subsidiary of the Company has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on SCHEDULE 2.1(X) hereto. Since December 31, 1997, no officer, consultant or key employee of the Company or any subsidiary of the Company whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary of the Company.

                  (y) ABSENCE OF CERTAIN DEVELOPMENTS.

         Except as set forth in the Commission Documents or on SCHEDULE 2.2.1(Y) hereto, since December 31, 1997, neither the Company nor any subsidiary has:

                           (i) sold, assigned or transferred any tangible
assets, or canceled any debts or claims, except in the ordinary course of business;

                           (ii) suffered any substantial losses or waived any
rights of material value, whether or not in the ordinary course of business; or

                           (iii) experienced any material problems with labor or
management in connection with the terms and conditions of their employment.

                  (z) USE OF PROCEEDS.

         The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for acquisitions and general corporate purposes.

                  (aa) PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS.

         The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (bb) ISRAELI EMPLOYMENT BENEFITS.

         The Company has accrued on its financial statements or paid on behalf of every Israeli employee all necessary monies in excess of $100,000 required under applicable Israeli law.

                  (cc) ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF SHARES.

         The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                  (dd) COMMITMENTS.

         The Company does not have any existing commitments for future capital expenditures in excess of $1,000,000.

                  (ee) "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement in any material respect.

         SECTION 2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser hereby makes the following representations and warranties to the Company:

                  (a) ORGANIZATION AND STANDING OF THE PURCHASER.

         The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser, formerly known as Magnum Technology Fund, has multiple investments.

                  (b) AUTHORIZATION AND POWER.

         The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

                  (c) NO CONFLICTS.

         The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                  (d) ACQUISITION FOR INVESTMENT.

         Such Purchaser is purchasing the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares to or through any person or entity; PROVIDED, HOWEVER, that by making the representations herein, the Purchaser reserves the right, subject to the provisions of Section 3.8 herein, to dispose of the Shares at any time in accordance with Federal securities laws applicable to such disposition (except that from the date hereof until the day immediately prior to the first anniversary of the date hereof, the Purchaser may not dispose of the Shares and from the first anniversary of the date hereof until the day six months from the first anniversary of the date hereof the Purchaser may dispose of the Shares only up to the limits set forth in Rule 144(e)(i) under the Securities Act) provided, however, that the Purchaser agrees that it will not dispose of any Shares during any period in which directors of the Company are subject to a "blackout period" or other prohibitions against the sale or disposition of Common Stock. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries of the Company and to the officers of the Company and the subsidiaries of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

                  (e) ACCREDITED PURCHASER.

         The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                                  ARTICLE III
                                    COVENANTS

         The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees (as defined herein).

         SECTION 3.1 SECURITIES COMPLIANCE.

                  (a) The Company shall notify the Commission and NASD, if applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser or subsequent holders.

                  (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of Federal and state securities laws exemptions and the suitability of the Purchaser to acquire the Shares.

         SECTION 3.2 REGISTRATION AND LISTING.

         The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the NASDAQ system, if applicable, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ system.

         SECTION 3.3 REGISTRATION STATEMENT.

         The Company shall cause to be filed a registration statement under the Securities Act ("Registration Statement"), which Registration Statement shall provide for the resale of the Shares purchased by and issued to the Purchaser in accordance of this Agreement. The Company shall use its best efforts to cause such Registration Statement to be declared effective by the Commission prior to six months from the date hereof. In the event the Purchaser is not permitted to resell the Shares pursuant to the Registration Statement, (due to the Company's non-compliance with its obligations under the Exchange Act or for any other similar reason), the Company shall use its best efforts to cause a Registration Statement on such other appropriate form to be effective within such six month period which will permit the Purchaser to resell the Shares pursuant to such Registration Statement. All costs and expenses associated with the Registration Statement shall be borne by the Company.

         SECTION 3.4 COMPLIANCE WITH LAWS.

         The Company shall comply, and cause each subsidiary of the Company to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

         SECTION 3.5 KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

         The Company shall keep and cause each subsidiary of the Company to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         SECTION 3.6 REPORTING REQUIREMENTS.

         The Company shall furnish the following to the Purchaser so long as such Purchaser shall beneficially own any Shares:

                  (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of the Company; and

                  (b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within 90 days after the end of each fiscal year of the Company.

                  (c) Any other filings made with the Commission, any press releases issued or any communications sent to stockholders.

         SECTION 3.7 COVENANTS REGARDING BOARD REPRESENTATION.

                  (a) The Company will cause Zvi Limon and Shaul Shani to be elected to the Company's Board of Directors as of the Closing Date one of which shall be elected to the Company's Audit Committee and one of which shall be elected to the Company's Compensation Committee. Subject to Section 3.7(e), the Company shall cause any two of Zvi Limon, Shaul Shani, Ron Zuckerman and Dan Tocatly (the "Purchaser Representatives") or instead of one or more Purchaser Representatives, such other person designated by Purchaser who is approved by a majority of the members of the Board of Directors who are not Affiliates or Associates (within the meaning of Rule 405 under the Securities Act) of Purchaser or a Purchaser Representative to be included in the slate of nominees recommended by such Board to the Company's stockholders for election as directors at each annual meeting of the stockholders of the Company or to serve as a member of the Company's Audit Committee or Compensation Committee. In the event that any designee of the Purchaser for election to the Company's Board of Directors pursuant to the foregoing provisions shall cease to serve as a director or member of the Company's Audit Committee or Compensation Committee, the vacancy resulting therefrom shall be filled according to the procedures described in the preceding sentence (subject to Section 3.7 (e)).

                  (b) The Company will furnish to such designee on the Company's Board of Directors all information that is provided to the other directors of the Company.

                  (c) It is the Company's policy to discuss with the Board of Directors any proposed merger, consolidation, reorganization or acquisition or disposition of material assets other than in the ordinary course of business and other transactions out of the ordinary course of business that would have a material impact on the Company's financial position or results of operations.

                  (d) The parties acknowledge and agree that any director nominated or designated by Purchaser will be under an obligation to the Purchaser not to disclose to any person other than the Purchaser, or use other than in the Purchaser's business, any confidential information or material relating to the business of the Purchaser or its subsidiaries. The parties acknowledge that there shall be no obligation on the part of such director to disclose any such information or material to the Company, even if such disclosure would be of interest or value to the Company.

                  (e) The Purchaser shall be entitled to designate, for each annual meeting of stockholders, two directors to the Company's Board of Directors in accordance with Section 3.7(a); provided, however, in the event the Purchaser shall own less than 821,276 shares of the Company's Common Stock (subject to appropriate adjustment in the event of a recapitalization, spin-off, stock split, reverse stock split or other similar transaction (each, a "Capitalization Event") and 7% of the Company's outstanding shares of Common Stock (without giving effect to shares of Common Stock issued upon the exercise of stock options after the date hereof) then one director designated by the Purchaser shall resign and Purchaser shall thereafter be entitled to designate only one director in accordance with the provisions of Section 3.7(a) hereof.

                  (f) Except as may be otherwise provided herein, the Company shall not increase the number of directors to serve on the Board of Directors without the approval of the Purchaser.

                  (g) As long as the Purchaser owns at least 15% of the outstanding shares of Common Stock of the Company (without giving effect to shares of Common Stock issued upon the exercise of stock options after the date hereof ), or a designee of Purchaser, pursuant to subparagraph (e) above, is a director of the Company, the Purchaser shall vote for the slate of nominees recommended by the Board for election as directors at each annual meeting of stockholders of the Company.

         SECTION 3.8 LOCKUP AGREEMENT.

         Without the prior written consent of the Company, (i) for a period commencing on the date hereof and ending on the day immediately prior to the first anniversary of the date hereof, the Purchaser will not sell, transfer or otherwise dispose of any of the Shares or any other shares of Common Stock of the Company owned by the Purchaser or any shares of Common Stock of the Company owned by Purchaser and (ii) from the period commencing on the first anniversary of the date hereof and ending on the day six months from the first anniversary of the date hereof the Purchaser may dispose of the Shares or any shares of Common Stock of the Company owned by Purchaser only up to the limits set forth in Rule 144(e)(i) under the Securities Act; PROVIDED, HOWEVER, that the Purchaser agrees that it will not dispose of any Shares or any other shares of Common Stock of the Company owned by the Purchaser during any period in which directors of the Company are subject to a "blackout period" or other prohibitions against the sale or disposition of Common Stock.

         SECTION 3.9 AMENDMENTS.

         The Company shall not amend or waive any provision of the Certificate or Bylaws in any way that would adversely affect the dividend rights or voting rights of the holders of the Shares. However, the Company shall amend a certain Rights Agreement dated as of June 5, 1997 between the Company and Norwest Bank Minnesota, N.A as provided in Exhibit C attached hereto.

         SECTION 3.10 OTHER AGREEMENTS.

         The Company shall not enter into any agreement which would restrict or impair the right of the Company or any subsidiary of the Company to perform its obligations under this Agreement or the Certificate.

         SECTION 3.11 PURCHASER'S FILING OF SCHEDULE 13D.

         The Purchaser shall file a statement on Schedule 13D with the Commission in accordance with Section 13(d)(i) of the Exchange Act which shall report the Purchaser's beneficial ownership of Common Stock of the Company as well as its intention to purchase 35% of the outstanding shares of Common Stock of the Company.

         SECTION 3.12 ADDITIONAL PURCHASES.

         Without the consent of the Board of Directors of the Company, the Purchaser nor any corporation or entity controlled by, controlling or under common control with the Purchaser (collectively, the "Purchaser's Affiliates") shall not, directly or indirectly, acquire any shares of Common Stock of the Company to the extent that the effect of such purchase is that the Purchaser and the Purchaser's Affiliates would beneficially own in the aggregate, the greater of (i) 35% of the outstanding shares of Common Stock of the Company or (ii) 4,106,381 shares of the Company's Common Stock (subject to appropriate adjustment in the event of a Capitalization Event).

                                   ARTICLE IV
                                 INDEMNIFICATION

         SECTION 4.1 GENERAL INDEMNITY.

         The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchaser as a result or arising out of the negotiation, execution or performance of this Agreement (including but not limited to those arising from any claims or actions challenging the transaction, no matter how meritless the claim may be) or any steps taken by the Company in connection therewith or any material inaccuracy in or material breach of the representations, warranties or covenants made by the Company herein. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any material inaccuracy in or material breach of the representations, warranties or covenants made by the Purchaser herein.

         SECTION 4.2 INDEMNIFICATION PROCEDURE.

         Any party entitled to indemnification under this Article IV (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this
Article IV except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is asserted against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this
Article IV to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article IV for an action or claim brought against the Purchaser by a third party shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received for expenses related to the legal defense or investigation, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject pursuant to the law.

                                   ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.1 FEES AND EXPENSES.

         The Company and the Purchaser shall each pay all fees and expenses which it incurs related to the transactions contemplated by this Agreement; PROVIDED that, the Company is paying at the Closing, attorneys fees and expenses incurred by the Purchaser not to exceed $25,000 in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

         SECTION 5.2 SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.

                           (a) The Company and the Purchaser acknowledge and
agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                           (b) Each of the Company and the Purchaser (i) hereby
irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

         SECTION 5.3 ENTIRE AGREEMENT; AMENDMENT.

         This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         SECTION 5.4 NOTICES.

         Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:     DSP Group, Inc.
                                3120 Scott Boulevard
                                Santa Clara, CA 95054
                                Attention:  Igal Kohavi
                                Fax: 408- 986-4442

         with copies to:        Morrison & Foerster LLP
                                425 Market Street
                                San Francisco, CA 94105-2482
                                Attention: Bruce Alan Mann
                                Telephone: 415- 268-7584
                                Fax: 415-268-7522

                                Morrison & Foerster LLP
                                1290 Avenue of the Americas
                                New York, New York 10104
                                Attention: Mark L. Mandel
                                Telephone: 212-468-8000
                                Fax: 212-468-7900

         If to the Purchaser:   Magnum Technology Limited
                                c/o Rothschild Corporate Fiduciary Services Ltd.
                                (Guernsey)
                                P.O. Box 472
                                St. Peter's House
                                Le Bordage
                                St. Peter Port, Guernsey
                                Channel Islands GY1 6AX
                                Attention: Mr. Nicholas Moss

         with copies to:        Parker Chapin Flattau & Klimpl, LLP
                                1211 Avenue of the Americas
                                New York, New York 10036
                                Attention: Henry I. Rothman, Esq.
                                Telephone Number:  (212) 704-6000
                                Fax:  (212) 704-6288

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         SECTION 5.5 WAIVERS.

         No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         SECTION 5.6 HEADINGS.

         The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         SECTION 5.7 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns; provided, however, that the parties hereto may not amend this Agreement or assign any rights or obligations hereunder without the prior written consent of the Company and the Purchaser. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

         SECTION 5.8 NO THIRD PARTY BENEFICIARIES.

         This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         SECTION 5.9 GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

         SECTION 5.10 SURVIVAL.

         Except as otherwise provided herein, the representations, warranties and the agreements of the Company and the Purchaser contained in Articles I, II, IV and V shall survive the execution and delivery hereof, and the agreements and covenants set forth in Articles III of this Agreement shall survive the execution and delivery hereof until the Purchaser no longer owns any Shares.

         SECTION 5.11 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

         SECTION 5.12 PUBLICITY.

         The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Any press release regarding this Agreement shall be agreed to by the parties hereto.

         SECTION 5.13 SEVERABILITY.

         The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum went possible.

         SECTION 5.14 FURTHER ASSURANCES.

         From and after the date of this Agreement, upon the, request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

                                      MAGNUM TECHNOLOGY LIMITED



                                      By:  /s/ ZVI LIMON
                                         ---------------------------------
                                          Name:  Zvi Limon
                                          Title:


                                      DSP GROUP, INC.



                                      By:  /s/ IGAL KOHAVI
                                         ---------------------------------
                                          Name:  Igal Kohavi
                                          Title:  Chairman of the Board